Exhibit 99.1

Startek Reports Third Quarter 2021 Financial Results

- Growth Trends Across Core Verticals Drive Sustained Revenue Improvements  -

- New Executive Appointments Bolster Management Team and Represent Continued Progress on Long-Term Growth Strategy -

GREENWOOD VILLAGE, CO – November 2, 2021 - Startek, Inc. (NYSE:SRT) ("Startek" or the "Company"), a global provider of customer experience management solutions, is reporting financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Financial Highlights ($ in millions, excl. margin items)

	Q3 2021	Q3 2020	Change
Net Revenue	$172.8	$162.7	6%
Gross Profit	$21.5	$22.3	(3)%
Gross Margin	12.5%	13.7%	-120	bps
SG&A Expenses	$13.1	$14.3	(8)%
Net Income/(Loss)[1]	$0.1	$0.4	(79)%
EPS[1]	$0.00	$0.01	(80)%
Adjusted Net Income/(Loss)[2], [3]	$2.9	$3.3	(13)%
Adjusted EPS[2], [3]	$0.07	$0.08	(14)%
Adjusted EBITDA[3]	$15.9	$15.6	2%

[1] Reflects net income (loss) attributable to Startek shareholders.

[2] Reflects Adjusted net income (loss) attributable to Startek shareholders.

[3] Refer to the note below about Non-GAAP financial measures.

Management Commentary

“During the third quarter, we continued to drive growth across core verticals and strengthen our operational foundation,” said Aparup Sengupta, Executive Chairman and Global CEO of Startek. “We generated year-over-year increases across both revenue and adjusted EBITDA. While we maintained our disciplined approach to cost management across our organization, we experienced some gross margin pressure led by the cybersecurity event. Despite this, our work to invest in key platform enhancements, drive continued business development, and support our personnel across all geographies in which we operate has allowed us to continually improve our position as a nimble and innovative provider of differentiated customer experiences

“Examining our performance by vertical, our growth during the third quarter was primarily driven by sustained momentum with our telecom clients, as well as continued strength within both banking & financial services and technology & IT services. By geography, we generated meaningful year-over-year improvements in India, the Middle East, and South Africa, with some year-over-year revenue softness in the United States due to growing pandemic-related labor constraints. As we continue to monitor these trends, we are placing a strong priority on ensuring we have a robust set of resources for delivering our high-quality business process management solutions. This includes increasing our sales, solutioning and marketing workforce, fine-tuning our go-to-market approach, and continuing to make investments in new digital capabilities for our platform. All of these investments are to strengthen our ability to preserve the quality and high-touch nature of our client services, no matter where or how we deploy them.

“Subsequent to the quarter, we further bolstered our senior management team with the announcement of two new executive appointments. Our new president, Bharat Rao, has been a Startek board member since 2018 and is a former Managing Partner at Capital Square Partners, and our new Global Chief Revenue Officer, Vivek Sharma, is Infosys BPM’s former Senior Vice President for Global Sales. Both Bharat and Vivek have extensive experience with driving growth and innovation across new industry segments, and I look forward to working closely with them to accelerate our capabilities across the customer experience transformation journeys we offer.

“As we move into the fourth quarter, we remain focused on maintaining our momentum within our key geographies and verticals, as well as ensuring the continued efficiency of our global operations. We will continue working to execute on these objectives and maximize the value we create for our clients and shareholders.”

Third Quarter 2021 Financial Results

Net revenue in the third quarter increased 6% to $172.8 million compared to $162.7 million in the year-ago quarter. The increase was driven by sustained strong performance across key verticals and geographies.

Gross profit in the third quarter was $21.5 million compared to $22.3 million in the year-ago quarter. Gross margin was 12.5% compared to 13.7% in the year-ago quarter. The decrease was primarily driven by higher growth in telecom, financial and business services and public sector enterprises verticals that are delivered onshore, as well as growing wage pressure and labor shortages in the United States.

Selling, general and administrative (SG&A) expenses in the third quarter decreased to $13.1 million compared to $14.3 million in the year-ago quarter. As a percentage of revenue, SG&A improved 120 basis points to 7.6% compared to 8.8% in the year-ago quarter as a result of continued operating leverage at the back of the higher revenue base generated during the quarter.

Net income attributable to Startek shareholders in the third quarter was $0.1 million or $0.00 per share, compared to a net income of $0.4 million or $0.01 per share in the year-ago quarter.

Adjusted net income* in the third quarter was $2.9 million or $0.07 per diluted share, compared to an adjusted net income* of $3.3 million or $0.08 per share in the year-ago quarter.

Adjusted EBITDA* in the third quarter increased slightly to $15.9 million compared to $15.6 million in the year-ago quarter. The increase was driven by the aforementioned growth in net revenue.

On September 30, 2021, cash and restricted cash were $63.5 million compared to $54.1 million[1] at June 30, 2021. The increase was primarily due to improved working capital during the third quarter. Total debt at September 30, 2021 decreased to $170.4 million compared to $173.9 million at June 30, 2021, and net debt at September 30, 2021 was $106.9 million[2] compared to $119.8 million at June 30, 2021.

During the three months ended September 30, 2021, the Company repurchased an aggregate of 57,759 shares of common stock under its repurchase plan, at an average cost of $5.67 per share.

*A non-GAAP measure defined below.

Conference Call and Webcast Details

Startek management will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial results. The conference call will be followed by a question and answer period.

Date: Tuesday, November 2, 2021

Time: 5:00 p.m. Eastern time

Toll-free dial-in number: (844) 239-5283

International dial-in number: (574) 990-1022

Conference ID: 3536546

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here, as well as in the investor relations section of the company’s website at www.startek.com.

A telephonic replay of the conference call will also be available after 8:00 p.m. Eastern time on the same day through November 9, 2021.

Toll-free replay number: (855) 859-2056

International replay number: (404) 537-3406

Replay ID: 3536546

[1] Cash balance excluding restricted cash as at September 30, 2021 amounted to $56.8 million as compared to $47 million as at June 30, 2021.

[2] Net debt excluding restricted cash balance at September 30, 2021 was $113.5 million compared to $126.9 million at June 30, 2021.

About Startek

Startek is a global provider of tech-enabled business process management solutions. The company provides omni-channel customer experience, digital transformation, and technology services to some of the finest brands globally. Startek is committed to impacting clients’ business outcomes by focusing on enhancing customer experience and digital & AI enablement across all touch points and channels. Startek has more than 46,000 CX experts spread across 46 delivery campuses in 13 countries. The company services over 200 clients across a range of industries such as Banking and Financial Services, Insurance, Technology, Telecom, Healthcare, Travel & Hospitality, Ecommerce, Consumer Goods, Retail, and Energy & Utilities. To learn more about Startek’s global solutions, please visit www.startek.com.

Forward-Looking Statements

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause Startek's actual results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission (SEC) on March 15, 2021, as well as other filings with the SEC, for further information on risks and uncertainties that could affect Startek's business, financial condition and results of operation. Copies of these filings are available from the SEC, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations

Giuseppe Montefinese

Startek, Inc.

+1 732-890-8929

giuseppe.montefinese@startek.com

Cody Cree or Jackie Keshner

Gateway Investor Relations

+1 949-574-3860

SRT@gatewayir.com

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	172,948	163,097	525,879	466,926
Warrant contra revenue	(161)	(410)	(991)	(1,173)
Net revenue	$172,787	$162,687	$524,888	$465,753
Cost of services	(151,264)	(140,392)	(454,124)	(408,747)
Gross profit	$21,523	$22,295	$70,764	$57,006

Selling, general and administrative expenses	(13,099)	(14,292)	(39,568)	(45,030)
Impairment losses and restructuring/exit cost	(85)	12	(1,964)	(24,545)
Operating income/ (loss)	$8,339	$8,015	$29,232	$(12,569)

Share of loss of equity-accounted investees	(46)	(5)	(1)	(25)
Interest expense, net	(2,236)	(3,988)	(18,489)	(10,683)
Exchange gain / (loss), net	(533)	(621)	42	(331)
Income/ (loss) before income taxes	$5,524	$3,401	$10,784	$(23,609)
Income tax expense	(2,402)	(1,649)	(9,397)	(5,808)
Net income/ (loss)	$3,122	$1,752	$1,387	$(29,417)

Net income/ (loss)
Net income attributable to non-controlling interests	3,046	1,385	6,581	1,990
Net income/ (loss) attributable to Startek shareholders	76	367	(5,194)	(31,407)

Net income/ (loss) per common share - basic	$0.00	$0.01	$(0.13)	$(0.80)
Net income/ (loss) per common share - diluted	$0.00	$0.01	$(0.13)	$(0.80)

Weighted average common shares outstanding - basic	40,788	40,275	40,723	39,143
Weighted average common shares outstanding - diluted	41,094	40,626	41,171	39,143

STARTEK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income/ (loss)	$3,122	$1,752	$1,387	$(29,417)
Net income attributable to non-controlling interests	3,046	1,385	6,581	1,990
Net income/ (loss) attributable to Startek shareholders	76	367	(5,194)	(31,407)

Other comprehensive income/ (loss), net of taxes:
Foreign currency translation adjustments	(179)	936	(2,147)	(2,729)
Change in fair value of derivative instruments	-	103	8	(577)
Pension amortization	(669)	774	(1,090)	(1,856)
Other comprehensive income/ (loss)	$(848)	$1,813	$(3,229)	$(5,162)

Other comprehensive income/ (loss), net of taxes
Other comprehensive income/ (loss) attributable to non-controlling interests	(374)	413	(443)	(1,211)
Other comprehensive income/ (loss) attributable to Startek shareholders	(474)	1,400	(2,786)	(3,951)
	$(848)	$1,813	$(3,229)	$(5,162)
Comprehensive income/ (loss)
Comprehensive income attributable to non-controlling interests	2,672	1,798	6,138	779
Comprehensive income/ (loss) attributable to Startek shareholders	(398)	1,767	(7,980)	(35,358)
	$2,274	$3,565	$(1,842)	$(34,579)

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	56,840	44,507
Restricted cash	6,634	6,052
Trade accounts receivables, net	68,504	83,560
Unbilled revenue	62,066	49,779
Prepaid and other current assets	13,928	14,542
Total current assets	$207,972	$198,440

Non-current assets
Property, plant and equipment, net	35,228	34,225
Operating lease right-of-use assets	56,775	69,376
Intangible assets, net	92,695	100,440
Goodwill	183,397	183,397
Investment in equity-accounted investees	25,006	111
Deferred tax assets, net	3,273	5,294
Prepaid expenses and other non-current assets	15,482	13,370
Total non-current assets	$411,856	$406,213
Total assets	619,828	$604,653

Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payables	6,351	20,074
Accrued expenses	57,193	57,118
Short term debt	3,929	15,505
Current maturity of long term debt	2,217	2,180
Current maturity of operating lease obligation	17,825	19,327
Other current liabilities	43,801	39,987
Total current liabilities	$131,316	$154,191

Non-current liabilities
Long term debt	164,240	118,315
Operating lease liabilities	41,176	52,052
Other non-current liabilities	17,412	15,498
Deferred tax liabilities, net	17,616	17,715
Total non-current liabilities	$240,444	$203,580
Total liabilities	$371,760	$357,771

Stockholders’ equity:
Common stock, 60,000,000 non-convertible shares, $0.01 par value, authorized; 40,859,738 and 40,453,462 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	409	405
Additional paid-in capital	292,053	288,700
Accumulated deficit	(90,737)	(85,543)
Treasury stock, 57,759 and nil shares at September 30, 2021 and December 31, 2020, respectively, at cost	(329)	-
Accumulated other comprehensive loss	(10,072)	(7,286)
Equity attributable to Startek shareholders	$191,324	$196,276
Non-controlling interests	56,744	50,606
Total stockholders’ equity	$248,068	$246,882
Total liabilities and stockholders’ equity	$619,828	$604,653

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating Activities
Net income/ (loss)	$1,387	$(29,417)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	20,398	21,279
Impairment of goodwill	-	22,708
Profit on sale of property, plant and equipment	(37)	181
Provision for doubtful accounts	23	2,089
Amortisation of debt issuance cost	2,980	1,148
Amortisation of call option premium	360	-
Warrant contra revenue	991	1,173
Share-based compensation expense	932	447
Deferred income taxes	1,838	1,192
Share of loss of equity-accounted investees	1	25

Changes in operating assets and liabilities:
Trade accounts receivables	13,120	26,171
Prepaid expenses and other assets	(11,968)	(117)
Trade accounts payables	(13,409)	(10,155)
Income taxes, net	(602)	1,300
Accrued expenses and other liabilities	6,543	27,421
Net cash generated from operating activities	$22,557	$65,445

Investing Activities
Purchase of property, plant and equipment	(13,358)	(10,141)
Investment in equity-accounted investees	(25,000)	-
Payments for call option premium	(3,000)	-
Proceeds from equity-accounted investees	102	429
Net cash used in investing activities	$(41,256)	$(9,712)

Financing Activities
Proceeds from the issuance of common stock	1,434	8,379
Proceeds from long term debt	165,000	-
Payments on long term debt	(117,600)	(4,200)
Payments for loan fees related to long term debt	(2,794)	-
Payments on other debt, net	(13,145)	(35,697)
Common stock repurchase	(329)	0
Net cash generated from/ (used in) financing activities	$32,566	$(31,518)

Net increase in cash and cash equivalents	13,867	24,215
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(952)	(256)
Cash and cash equivalents and restricted cash at beginning of period	50,559	32,626
Cash and cash equivalents and restricted cash at end of period	$63,474	$56,585

Components of cash and cash equivalents and restricted cash
Balance with banks	56,840	48,463
Restricted cash	6,634	8,122
Total cash and cash equivalents and restricted cash	$63,474	$56,585

Supplemental disclosure of cash flow information
Cash paid for interest and other finance costs	19,985	10,392
Cash paid for income taxes	7,884	2,752
Non-cash warrant contra revenue	991	1,173
Non-cash share-based compensation expenses	932	447

STARTEK, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(In thousands)

(Unaudited)

This press release contains references to the non-GAAP financial measure of Adjusted EBITDA. Reconciliation of this non-GAAP measure to its comparable GAAP measure is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. It is provided solely to assist in an investor’s understanding of these items on the comparability of the Company’s operations.

Adjusted EBITDA:

The Company defines non-GAAP Adjusted EBITDA as Net loss plus Income tax expense, Interest and other expense, net, Exchange gain / (loss), net, Depreciation and amortization expense, Restructuring and other acquisition-related costs, Share-based compensation expense, and Warrant contra revenue (if applicable). Management uses Adjusted EBITDA as a performance measure to analyze the performance of our business. Management believes that excluding these non-cash and other non-recurring items permits a more meaningful comparison and understanding of the strength and performance of our ongoing operations for our investors and analysts.

Adjusted EPS:

Adjusted EPS is a non-GAAP financial measure presenting the earnings generated by the ongoing operations that we believe are useful to investors in making meaningful comparisons to other companies, although our measure of Adjusted EPS may not be directly comparable to similar measures used by other companies, and period-over-period comparisons. Adjusted EPS is defined as our diluted earnings per common share attributable to StarTek shareholders adjusted to exclude the effects of the amortization of acquisition-related intangible assets, investments that investors may want to evaluate separately (such as based on fair value), and the impact of certain events, gains, losses or other charges that affect period-over-period comparisons. Acquisition-related intangible assets are recognized as a result of the application of Accounting Standards Codification Topic (“ASC”) 805, Business Combinations (such as customer relationships and Brand), and their amortization is significantly affected by the size and timing of our acquisitions.

Adjusted EBITDA:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net Profit/(Loss)	3,122	1,752	1,387	(29,417)
Income tax expense	2,402	1,649	9,397	5,808
Interest and other expense, net	2,282	3,993	18,490	10,708
Exchange gain/(loss), net	533	621	(42)	331
Depreciation and amortization expense	6,927	6,951	20,398	21,279
Impairment losses and restructuring cost	85	(12)	1,964	24,545
Share-based compensation expense	341	238	932	447
Warrant contra revenue	161	410	991	1,173
Adjusted EBITDA	$15,853	$15,602	$53,517	$34,874

Adjusted EPS:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Profit attributable to Startek shareholders	76	367	(5,194)	(31,407)
Add: Share based compensation expense	341	238	932	447
Add: Amortization of intangible assets, net of tax	2,279	2,279	6,785	6,801
Add: Warrant contra revenue	161	410	991	1,173
Add: Goodwill impairment loss	-	-	-	22,708
Add: Debt issuance cost	-	-	10,937	-
Adjusted net income / (loss) (non-GAAP)	$2,856	$3,294	$14,451	$(277)

Weighted average common shares outstanding - basic	40,788	40,275	40,723	39,143
Weighted average common shares outstanding - diluted	41,094	40,626	41,171	39,143

Adjusted EPS - basic	$0.07	$0.08	$0.35	$(0.01)
Adjusted EPS - diluted	$0.07	$0.08	$0.35	$(0.01)